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                                                                    Exhibit 10.b

                       FIRST AMENDMENT TO LEASE AGREEMENT


THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is entered into by and between SELCO Service Corporation, an Ohio corporation ("Selco"), and
HUFFY CORPORATION, an Ohio corporation ("Huffy"), as of January   , 2000.


                                    RECITALS:

A. Selco and Huffy are parties to a Lease Agreement dated December 29, 1993 (the "Lease"). Pursuant to the Lease, Selco, as lessor, leases to Huffy, as lessee, the real property and the building thereon located at 225 Byers Road, Miamisburg, Montgomery County, Ohio (collectively, the "Leased Premises," as this and as other initial-capitalized and quoted words or phrases not otherwise defined in this First Amendment are defined in the Lease).

B. Selco and Huffy desire to make certain amendments to the Lease as described more fully below.

                                   AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment hereby agree as follows:

1.   Basic Rent Payment Amendments.

1.1. Definitional Amendments. The following definitional amendments are made to the preliminary section of the Lease titled "DEFINITIONS" (the "Definitional Section"):

(i) The definition of "Basic Rent Payment Date" is deleted in its entirety and is replaced with the following:

"'Basic Rent Annual Payment Date' means each December 31 during the Base Lease Term from December 31, 1994 through December 31, 1999, inclusive. Notwithstanding the foregoing, if any Basic Rent Annual Payment Date would otherwise fall on a day that is not a Business Day, such Basic Rent Annual Payment Date shall be deemed to fall on the immediately-following Business Day (unless such immediately-following Business Day falls in another calendar month, in which case such Basic Rent Annual Payment Date shall be deemed to fall on the immediately-preceding Business Day)."

(ii) The following new definition of "Basic Rent Monthly Payment Date" is added to the Definitional Section in its proper alphabetic order therein:

"'Basic Rent Monthly Payment Date' means the last Business Day of each month during the Base Lease Term from January 31, 2000 through December 31, 2003, inclusive."


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(iii) The definition of "Term Rent" is deleted in its entirety and is replaced by the following:

"'Term Annual Rent' and 'Term Monthly Rent' shall have the meanings given to such terms in paragraph 4.1(a)."

(iv) The following new definition of "Supplemental Monthly Rent" is added to the Definitional Section in its proper alphabetic order therein:

"'Supplemental Monthly Rent'shall have the meaning given to such term in paragraph 4.1(b)."

1.2. Substantive Amendments.

1.2.1. Basic Rent. The amount and timing of certain of the "Basic Rent" payments is modified as described below. Paragraph 4.1(a) of the Lease is amended by deleting the first two sentences therein in their entirety and by replacing them with the following:

"4.1 Basic Rent: Rate Adjustments. (a) Lessee shall pay Basic Rent to Lessor during the Base Lease term as follows:

(1) Six (6) annual installments, payable in arrears on each Basic Rent Annual Payment Date (with the last of such annual installments being due as of December 31, 1999), with each such annual installment being comprised of two components:
(A) Term Annual Rent in the amount of $435,436.95 each, plus (B) Annual Adjustment Rent, as calculated below, to reflect changes in the Libor Rate for each Monthly Adjustment Period during the year; and

(2) Forty-eight (48) monthly installments, payable in arrears on the later of
(i) each Basic Rent Monthly Payment Date (commencing January 31, 2000) or (ii) two (2) Business Days after Lessee receives an invoice from Lessor for such installment, with each such monthly installment being comprised of three components: (A) Term Monthly Rent in the amount of $36,286.42 each, plus (B) Monthly Adjustment Rent, plus (C) Supplemental Monthly Rent, as calculated below."

1.2.2. Adjustment Rent: Supplemental Monthly Rent. Paragraph 4.1(b) of the Lease is amended by deleting it in its entirety and by replacing it with the following:

"(b)(i) 'Annual Adjustment Rent'" shall be an amount equal to the sum of all Monthly Adjustment Rent computed for a twelve (12) month period since the last Basic Rent Annual Payment Date.

(ii) 'Monthly Adjustment Rent' shall be an amount equal to the product of (A) the Effective Balance as of the last day of the prior Monthly Adjustment Period and (B) a fraction, the numerator of which is the Effective Rate for the relevant Monthly Adjustment Period minus the Assumed Rate, and the denominator of which is twelve (12), provided that there shall be no Monthly Adjustment Rent for the period prior to January 1, 1994.

(iii) 'Supplemental Monthly Rent' shall be, from and after January 1, 2000, an amount equal to the product of (A) the Effective Balance as of the last day of the prior Monthly Adjustment Period


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and (B) a fraction, the numerator of which is (1) from and as of January 1, 2000 through June 30, 2001, inclusive, two percent (2.0%), and (2) from July 1, 2001 through the end of the Base Lease Term, inclusive, three and one-half percent (3.5%), and the denominator of which is twelve (12), provided, however, that the percentage value in sub-clause (2) above shall revert from three and one-half percent (3.5%) to two percent (2.0% %) upon the sale or transfer to, and the assumption by. a purchaser or assignee acceptable to Lessor, of all of Lessee's right, title, interest, duties, and obligations under this Agreement."

2. Purchase Option Amendments.

2.1. Extension of Early Termination Option. Selco and Huffy desire to extend the period during which Huffy may exercise its option to terminate the "Base Lease Term" and to purchase the "Leased Premises" until the end of the Base Lease Term. Accordingly, paragraph 5.1 of the Lease is amended by deleting from the first sentence therein the phrase "on or prior to December 31. 2000" and by replacing it with the phrase "prior to the expiration of the Base Lease Term." Paragraph 5.1 of the Lease is further amended by adding the following three lines at the end of the chart therein:

               ------------------------
                    "2001        46.78%
               ------------------------
                     2002        38.58%
               ------------------------
                     2003        29.48%"
               ------------------------

2.2. Modification of Appraiser Used to Determine Fair Market Value. Selco and Huffy desire to modify the manner of choosing an appraiser to determine the "Fair Market Value" of the Leased Premises in connection with Huffy's exercise of its purchase option under the Lease. Accordingly, (i) paragraph 5.1 of the Lease is amended by deleting the phrase "selected by Lessee" in clause (a) thereof and by replacing it with the phrase "acceptable to Lessor and Lessee," and (ii) paragraph 6.1 of the Lease is amended by deleting the phrase "selected by Lessor" in clause (a) thereof and by replacing it with the phrase "acceptable to Lessor and Lessee."

2.3. Equalization of End of Base Lease Term Purchase Option Notifications. Paragraph 5.1 of the Lease presently provides for early termination of the Base Least Term and election to purchase the Leased Premises upon not less than ninety (90) days' notice from Huffy to Selco, whereas paragraph 6.2 of the Lease presently provides for election to purchase the Leased Premises at the expiration of the Base Lease Term upon not less than one hundred eighty (180) days' notice from Huffy to Selco. Selco and Huffy desire to provide for a uniform notice period for election to purchase the Leased Premises at the end of the Base Lease Term. Accordingly, paragraph 5.1 of the Lease is amended by inserting, immediately following the phrase in the first sentence therein "upon not less than ninety (90) days prior notice to Lessor of such election," the phrase "(unless the date set forth in the notice to exercise such option is on or after July 1, 2003, in which case Lessee must provide Lessor with not less than one hundred eighty (180) days prior notice of such election, which exercise shall be irrevocable)."

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3. Additional Amendments.

3.1. Events of Default.

3.1.1. Cure Period. Paragraph 15.1(a) of the Lease is amended by deleting it in its entirety and by replacing it with the following:

"(a) Should Lessee fail to pay any installment of Term Monthly Rent, Monthly Adjustment Rent, Supplemental Monthly Rent, or any other sum herein required to be paid to Lessor when any such amount shall become due and payable; or"

3.1.2. Abandonment. Paragraph 15.1(b) of the Lease is amended by deleting the phrase "one hundred eighty (180) consecutive days" and by replacing it with the phrase "ninety (90) consecutive days."

3.1.3. Cross-Default. Paragraphs 15.1(f) through (k) of the Lease are amended by deleting them in their entirety and by replacing them with the following:

"(f) should any default or event of default occur and be continuing under Lessee's $40,000,000 term loan governed by the Credit Agreement;

In connection therewith, the Definitional Section of the Lease is amended by adding the following new definition of "Credit Agreement" in its proper alphabetic order therein:

"'Credit Agreement' means the Credit Agreement dated as of January ___, 2000 by and among Lessee, among others, and certain lenders identified therein, and agented by Lessor's affiliate, KeyBank National Association, as amended from time to time.'"

3.2. Notice to Selco. Paragraph 21 of the Lease is amended by deleting the notice provision to Selco therein in it entirety and by replacing it with the following:
"To Lessor: SELCO Service Corporation
c/o KeyBank National Association
127 Public Square
Fifth Floor
Cleveland, Ohio 44114-1306
Mailcode OH-01-27-0504
Attention: Arthur E. Cutler.
Vice President
Fax:(216) 689-8468

With a copy to: Michael A. Axel, Esq.
Vice President and Senior Counsel
KeyBank National Association
127 Public Square
Second Floor
Cleveland, Ohio 44114-1306

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Mailcode:  OH-01-27-0200
Fax:(216) 689-5681

4. Representations and Warranties. The representations and warranties made by Huffy in Sections 5.01 through 5.20, inclusive, of the Credit Agreement are hereby incorporated by reference herein and are extended by Huffy to Selco. Any and all references in such representations and warranties to "Agent," "Lender," or "Lenders" shall, for purposes of this First Amendment, be deemed to constitute references to Selco.

5. Modification Expenses. Concurrently with its execution of this First Amendment, Huffy shall reimburse Selco's reasonable fees and expenses for the preparation and negotiation of this First Amendment and all related agreements, instruments, and documents, including Selco's in-house and outside-retained attorneys' fees.

6. Releases. Effective upon the date of execution of this First Amendment, Huffy hereby releases and discharges Selco and its officers, directors, shareholders, agents, servants, employees, attorneys, affiliates, subsidiaries, successors, and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively, the "Selco Parties"), from any and all claims, demands, liabilities, obligations, damages, losses, actions, and causes of action whatsoever that Huffy has or claims to have against any of the Selco Parties as of the date hereof, whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, directly or indirectly, related to, concerning, arising out of, or founded upon the Lease or the business relationship in general between Huffy and any of the Selco Parties.

7. Further Assurances. Huffy shall execute any and all agreements, instruments, and documents, and shall take such further actions as may be necessary, to fully effectuate this First Amendment.

8. Benefit of Successors. This First Amendment and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties to this First Amendment and their respective successors and assigns. Huffy may not assign its rights or obligations arising under this First Amendment without Selco's prior written consent.

9. No Third Party Beneficiaries. All of the terms and conditions of this First Amendment are for the sole and exclusive benefit of the parties to this First Amendment and their respective successors and assigns. No other person or entity shall obtain any interest in this First Amendment or require the satisfaction of such terms and conditions according to the terms of this First Amendment or be entitled to assume that any of the parties to this First Amendment will enforce such terms and conditions, and no other person or entity shall, under any circumstances, be a beneficiary of such terms or conditions.

10. Recitals. The statements contained in the Recital paragraphs of this First Amendment are specifically incorporated by reference in this First Amendment as part of the representations and warranties made by the parties to this First Amendment.

11. Integration. This First Amendment embodies the entire agreement and understanding between

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the parties hereto with respect to the subject matter of this First Amendment and supersedes all prior and contemporaneous agreements and understandings relative to such subject matter.

12. Severability. If one or more or the provisions of this First Amendment shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this First Amendment, and this First Amendment shall be construed as if such invalid, illegal, or unenforceable provisions had not been contained in this First Amendment.

13. No Waiver or Amendment. Except as otherwise provided in this First Amendment, nothing in this First Amendment shall constitute a waiver or estoppel by Selco with respect to any claims, causes of action, rights, or remedies under the Lease or an amendment or modification of the terms and conditions thereof. Unless specifically modified by this First Amendment, all terms and conditions of the Lease shall continue in full force and effect.

14. Applicable Law: Jurisdiction and Venue. This First Amendment shall be construed in accordance with the laws of the State of Ohio. This First Amendment has been entered into in Cuyahoga County, Ohio and shall be performable for all purposes in such County. Courts within the State of Ohio shall have jurisdiction over any and all disputes arising under or pertaining to this First Amendment and venue in any such dispute shall lie in Cuyahoga County, Ohio.



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15. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be considered an original, and all of which when taken together shall constitute one and the same agreement.

16. JURY TRIAL WAIVER. HUFFY AND SELCO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SELCO AND HUFFY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO ANY RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS FIRST AMENDMENT OR ANY OTHER AGREEMENT, INSTRUMENT, OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first stated above.

SELCO SERVICE CORPORATION,
an Ohio corporation

By:

Its:

WITNESSES:


PRINT NAME:


PRINT NAME:


HUFFY CORPORATION, an Ohio corporation

By: /s/Robert W. Lafferty

Its: Vice President, Chief Financial
     Officer & Treasurer



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WITNESSES:

/s/Nancy A. Michaud

PRINT NAME: Nancy A. Michaud


/s/Timothy G. Howard

PRINT NAME: Timothy G. Howard


STATE OF OHIO}
}SS.
COUNTY OF CUYAHOGA }

The foregoing First Amendment to Lease Agreement was acknowledged before me this 26th day of January, 2000 by Robert W. Lafferty, the Vice President, Chief Financial Officer and Treasurer of Huffy Corporation, an Ohio corporation, on behalf of such corporation.


/s/ David J. Naftzinger
DAVID J. NAFTZINGER. Attorney At Law
Notary Public - State of Ohio
My commission has no expiration date.
Section 147.03 R. C.